                                                                   EXHIBIT 10.31
                                 LEASE AGREEMENT

     THIS AGREEMENT OF LEASE, made as of the last date endorsed hereon ("Effective Date"), by and between NAPPEN & ASSOCIATES, a Pennsylvania limited partnership, t/a 309 DEVELOPMENT COMPANY ("Lessor")

                                      A N D

     SURGICAL LASER TECHNOLOGIES, INC., a Delaware corporation ("Lessee").

     Lessee and Lessor, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound hereby, agree as follows:

     1. Lease and Premises.

          A. Lessor hereby demises and leases to Lessee and Lessee hereby hires from Lessor that certain premises situate in Montgomery Township, Montgomery County, Pennsylvania, known and numbered Lot No. 14, Bethlehem Pike Industrial Center, known and numbered 147 Keystone Road, Montgomeryville, PA 18936, together with the building ("Building") containing approximately 42,000 sq. ft., more or less, and improvements constructed thereon, such ground, Building and improvements being hereinafter called the "Premises."

          B. Lessee acknowledges that it has inspected the Premises and leases the same in the condition existing on the date of execution hereof. Notwithstanding anything set forth to the contrary, prior to the Lease Commencement Date (as hereinafter defined), Lessor shall commence to install of the improvements to the Premises shown on Exhibit "A" attached hereto and made part hereof and shall substantially complete the office portion of such improvements and a portion to be agreed upon by the parties, having not less than 1,000 square feet, so as to permit Lessee's occupancy thereof, together with the loading dock of the Premises, on or before July 6, 1996. The balance of the improvements shown on Exhibit "A" shall be completed as soon as reasonably possible thereafter, but in no case later than August 31, 1996. The improvements shown on Exhibit "A" shall be constructed in accordance with Lessor's standard specifications.

          C. The Premises shall be occupied and used for office, warehouse and light manufacturing, in accordance with applicable laws, ordinances and regulations.

     2. Term.

          A. The term of this Lease shall be five (5) years, commencing July 7, 1996 ("Lease Commencement Date") and expiring at 11:59 p.m. on July 6, 2001, unless extended, renewed or previously terminated, as hereinafter set forth.

          B. If Lessee remains in possession of the Premises, including failure to remove Alterations and Improvements (as hereinafter defined) after the expiration of the term of this Lease, or any extension thereof, without the written consent of Lessor, such holding over may, at Lessor's sole option, create a tenancy from month to month with respect to the Premises on all of the same terms and conditions as are in effect on the last day of the preceding term, except that the monthly installment of Minimum Annual Rent shall be increased to an amount equal to three times the monthly installment of Minimum Annual Rent effective on the last day of the preceding term.

          C. Notwithstanding anything set forth herein to the contrary, Lessee shall have the option to cancel the term of this Lease, by notice to Lessor at least one hundred fifty (150) days prior to the Cancellation Date, as defined below ("Cancellation Notice") as of July 6, 1999 ("Cancellation Date"). Lessee agrees to vacate the Premises, restore the Premises to the condition required under the terms of this Lease, and pay Lessor a cancellation fee in the amount of $125,000.00 ("Cancellation Fee"), on or before the Cancellation Date, in which event, all rights and obligations of the parties accruing under the terms and conditions of the Lease after the Cancellation Date shall be null and void, and Minimum Annual Rent and Additional Rent shall be pro-rated as of the Cancellation Date. In the event Lessee has not vacated the Premises, restored the same and paid the Cancellation Fee, as aforesaid, on or before the Cancellation Date, Lessee shall be treated as holding over under the terms and conditions hereof. All rights and obligations of the parties accruing prior to the later of the Cancellation Date or the end of the holdover period if Lessee has held over, as aforesaid, shall remain in full force and effect.

          D. Lessee is hereby granted a license to occupy that portion of the Premises which is not otherwise occupied by Moore Products Company, the prior tenant for the period commencing on the Effective Date and ending July 6, 1996, at 11:59 p.m. ("License Period") for the purposes of erecting and constructing the improvements to the premises described in Exhibit "B" attached hereto and made part hereof (the "Tenant Improvements"). Lessee agrees that during the License Period, Lessee, its employees, agents, contractors, subcontractors and materialmen, shall not in any manner interfere with erection and construction by Lessor, its employees, agents, contractors, subcontractors and materialmen of the improvements designated in Exhibit "A" attached hereto and made part hereof. During the License Period, all of the terms and conditions of this Lease shall be in full force and effect, with the exception of Article 3, infra., so that no Minimum Annual Rent will be payable during the License Period and Article 4, infra., so that no Additional Rent will be payable during the License Period.

     3. Minimum Annual Rent.

     The minimum annual rent ("Minimum Annual Rent") payable by Lessee to Lessor shall be Two Hundred Twelve Thousand Five Hundred Twenty Dollars ($212,520.00) per year, lawful money of the United States of America, payable in monthly installments in advance during the said term of this Lease in sums of Seventeen Thousand Seven Hundred Ten Dollars ($17,710.00) on the first day of each month, rent to begin from the Lease Commencement Date, the first installment to be paid at the time of signing this Lease. The first installment of Minimum Annual Rent to be made during the occupancy of the Premises shall be adjusted to pro rate a partial month of occupancy, if any, at the inception of this Lease at the rate of Minimum Annual Rent in effect during the first Lease Year, i.e., the period of twelve (12) calendar months following the Lease Commencement Date. If the date of commencement of the term of this Lease shall be a day other than the first day of the calendar month, then the term of this Lease shall be deemed extended by the number of days between the Lease Commencement Date and the last day of said month, so that the term of this Lease shall expire five (5) years after such first day of the first calendar month following the Lease Commencement Date, unless extended or previously terminated, as herein set forth. Notwithstanding anything set forth herein to the contrary, until Lessor shall have substantially completed the improvements set forth in Exhibit "A" attached hereto and made part hereof, the monthly installments of Minimum Annual Rent payable by Lessee to Lessor shall be reduced to a sum equal to Forty-Two Cents ($0.42) multiplied by the leaseable square footage (exterior dimension) of the Premises occupied by Lessee on July 7, 1996, and the first day of each applicable month thereafter.

     4. Additional Rent.

          As Additional Rent ("Additional Rent") hereunder, Lessee shall pay Lessor the following on or before the date such additional payment shall become due, but not later than ten (10) days from rendition of a bill therefor (unless otherwise set forth herein):

          A. All real and tangible personal property taxes assessed or imposed upon the Premises during the term of this Lease and any extension or renewal term or applicable to the Premises during the term of this Lease. The amount due hereunder on account of such taxes shall be apportioned for that part of the first and last calendar years covered by the original, renewal or extension term hereof as regards county and township real estate taxes and for that part of the first and last July 1st fiscal years covered by the original, renewal or extension term hereof regarding school real estate taxes. At the time of execution of this Lease, Lessee shall pay Lessor the pro rated portion of the township and county taxes on the Premises for calendar year 1996. Lessor shall promptly forward to Lessee all bills received by Lessor for such taxes and the amount of such taxes shall be paid by Lessee to Lessor at least one (1) month before the expiration of the net payment period for said taxes and before penalties are assessed. In the event Lessee desires to take advantage of any early payment discount, said tax payment shall be paid by Lessee to Lessor at least one (1) month before the expiration of any discount period. A bill submitted by Lessor to Lessee shall be conclusive evidence of the amount of taxes assessed or levied as well as the items taxed.

          "Taxes" as utilized in this Lease shall mean all taxes, assessments and charges of whatsoever nature levied upon or with respect to the Premises, or any tangible personal property of Lessor or Lessee used in the maintenance and operation thereof, or Lessor's ownership interest in either the Premises or such personal property therein contained. "Taxes" shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire or other governmental services or purported benefits inuring to the Premises, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into and/or maintaining this Lease or any other lease of space on the Premises, or the use or occupancy of the Premises or any part thereof, or on the rent payable under any lease or in connection with the business of leasing the Premises, including, but not limited to, business privilege taxes that have been, or are now, or hereafter levied or assessed against Lessor by the United States of America, the Commonwealth of Pennsylvania or any political subdivision, political corporation, district or other political or public entity, whether quasi in nature or otherwise, but not including any federal or state income tax levied solely on Lessor's income generally.

          Lessee at all times shall be responsible for and shall pay before delinquency, all municipal, county, state or federal taxes assessed against any leasehold interest or any tangible personal property of any kind, owned, installed or used by Lessee.

          Lessee, at its sole cost and expense, and after having given twenty
(20) days prior written notice to Lessor, may contest by appropriate legal proceedings, promptly instituted and thereafter conducted in good faith with due diligence, the amount or validity, in whole or in part of any Taxes; provided, however, Lessee shall have at the time of giving notice to Lessor, contemporaneously deposited with Lessor such financial security, by certified funds or an irrevocable letter of credit, for payment of the contested Taxes, said amount deposited with Lessor to equal one hundred twenty percent (120%) of the total contested Taxes, including interest and penalties, or other security as may reasonably be required by Lessor.

          B. All sums which may become due by reason of the failure of Lessee to comply with any of the terms, covenants and conditions of this Lease to be kept and observed by Lessee, and any and all damages and costs and expenses (including without limitation thereto, reasonable attorney's fees) which Lessor may suffer or incur by reason of any default of Lessee and any damages to the Premises caused by any act or omission of Lessee together with interest to the date of payment at a rate per annum equal to three hundred (300) basis points above the prime interest rate (Prime + 3%) of CoreStates Bank, Philadelphia, Pennsylvania, or its successor, in effect during the period said payment is due.

          C. The premiums for insuring the Premises, including alterations, additions and improvements other than Lessee's fixtures and equipment against loss or damage by fire, all extended coverage, and rental value insurance (covering twelve (12) months' rental on a fully gross basis) for the full, fair and insurable value thereof, exclusive of foundations, excavations, and pavement, and insuring Lessor against liability for bodily injury (including death), personal injury and property damage in the amount of One Million Dollars ($1,000,000.00). The premiums shall be pro-rated for such portion of the term of the Lease that is included within any period in which an insurance policy is in effect.

          D. Upon the written request of Lessor's mortgagee, Lessee will pay to Lessor, together with each monthly installment of Minimum Annual Rent, an amount equal to one-twelfth of the aggregate annual amount of (i) the taxes referred to in subparagraph A hereof and (ii) the insurance premiums referred to in subparagraph C hereof, all as estimated by Lessor; such amounts shall be held in escrow by Lessor or transmitted to any Mortgagee requiring such payments and applied on account of the taxes and insurance premiums as and when payments therefor are due. Without limitation of the foregoing, Lessee shall also pay to Lessor such additional amounts as Lessor's Mortgagee may request from time to time to provide a sufficient fund, at least thirty (30) days prior to the due date (or, in the case of any tax which may be paid in installments, the due date of the next installment thereof) for payment of such taxes and premiums. Any amounts held in escrow by Lessor pursuant to this paragraph may be deposited in a non-interest bearing account. Lessor may apply such deposit against any arrearages by Lessee in the payment of Minimum Annual Rent and/or Additional Rent. In the event Lessor assigns his interest in this Lease, Lessor shall have the right to pay the balance of such amounts then in its possession to the assignee, and Lessor shall thereupon be completely released from any liability with respect to such amounts.

          E. In the event Lessee requests any consents or approvals of Lessor and Lessor is obliged to expend counsel fees and costs by reason thereof, Lessee will reimburse Lessor for the reasonable counsel fees and costs incurred, as Additional Rent, within ten (10) days of submission of bills therefor.

          F. If Lessee does not pay any installment of Minimum Annual Rent or any item of Additional Rent on the day when the same shall become due and payable, and such failure shall continue for a period of ten (10) days, Lessee shall pay Lessor as Additional Rent a service charge at the rate of One and One-Half Percent (1- 1/2%) per month (or such lesser charge as may be the legal maximum for a debtor of the same nature and character as Lessee in the jurisdiction which the Premises is located) on the amount of such installment of Minimum Annual Rent or item of Additional Rent or all of the same for each month or a portion of a month that the same shall remain unpaid; provided, however, that such charge shall in no event be less than Twenty-Five Dollars ($25.00) for any month or a portion of a month that any installment of Minimum Annual Rent or item of Additional Rent shall remain unpaid. Such charge shall be in the form of Additional Rent for the purposes of defraying administrative expenses of Lessor and is not intended as a penalty against Lessee. The provision of this paragraph shall not preclude Lessor from exercising its options as set forth in any other sections of this Lease, or as provided by law.

     5. Utilities.

          Lessee shall heat the Premises at its own expense and shall also pay all charges of utility companies or public authorities for electricity, gas, telephone, water, steam, sewer service or other services or utilities furnished to the Premises. Under no circumstances shall Lessor be required to furnish or be responsible for the furnishing of or the failure of any utility companies or public authorities to furnish any utilities or any other service of any kind to the Premises or any part thereof.

     6. Repairs.

          A. Except as otherwise set forth herein, Lessee shall be responsible for all maintenance to the Premises and at Lessee's sole expense, shall make all necessary or appropriate repairs, replacements, renewals, and additions, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, required to keep and maintain the Premises and all systems, equipment and apparatus appurtenant thereto or used in connection therewith in good order and condition. Lessor shall be responsible only for maintenance to the roof and structural portions of the Building, not arising from the act or neglect of Lessee, its agents, servants, and business visitors, in accordance with the provisions of subparagraph B hereof. Pertaining to Lessee's responsibility to maintain the heating, air-conditioning and sprinkler systems of the Premises, Lessee agrees that it shall, to the extent generally available, at its cost and expense, enter into a service contract or contracts with responsible service companies providing for at least two (2) semi-annual periodic inspections, and complete maintenance including all necessary parts and labor, commencing upon the Lease Commencement Date, which contract or contracts shall continue during the term of this Lease and any renewal thereof and will be subject to the approval of Lessor, which Lessor agrees not to unreasonably withhold. A copy of said service contract shall be deposited with Lessor prior to the Lease Commencement Date and said contract must provide for at least fifteen (15) days' notice to Lessor prior to cancellation thereof. True and correct copies of all inspection reports received from the service contractor shall be furnished to Lessor no later than ten (10) days after receipt of same.

          B. Upon receipt of written notice from Lessee, Lessor agrees to proceed with due diligence to repair at its own cost and expense, any leaks in the roof, or make any repairs to the structural portions of the Building, provided such repairs are not necessitated by any act or neglect on the part of Lessee, its agents, servants or business visitors. In no event, however, shall Lessor be liable to Lessee for damages, including consequential damages, for any loss or damage sustained by Lessee due to, or alleged to be due to, failure to make such repairs in a timely or proper manner. In the event Lessor fails to make said repairs within a reasonable time and in a proper manner, after notice by Lessee, Lessee may proceed to effect said repairs and Lessor shall repay Lessee the reasonable costs of said repairs, but Lessee may not set off the amount of such costs against any rent due to Lessor pursuant to the terms of this Lease. Provided, however, that within ten (10) days of receipt of any such bill for repairs, Lessor may submit the questions of the reasonableness of said bills and/or Lessor's responsibility to pay for same to arbitration before the American Arbitration Association in Philadelphia, Pennsylvania, and in accordance with the rules and regulations of the American Arbitration Association in Philadelphia, Pennsylvania. The decision of the arbitrators shall be final and binding upon the parties and shall be unappealable. The cost of arbitration shall be borne equally by the parties. Each party shall bear its own costs.

          C. Any repairs, replacements, renewals and additions, and any labor performed or materials furnished in, on or about the Premises shall be performed and furnished by Lessee and/or Lessor, as the case may be, in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted municipal authorities or other governmental bodies having jurisdiction over the Premises and the requirements of any board of underwriters having jurisdiction thereof.

     7. Insurance.

          A. Liability.

               (i) Lessee shall provide and keep in force at its own cost and expense Commercial General Liability Insurance, including Personal Injury, Bodily Injury Including Death, and Property Damage covering premises liability, independent contractors liability, and contractual liability, with minimum limits of coverage of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate applicable to the Premises only.

               (ii) Worker's Compensation Insurance in the full statutory amount.

               (iii) All policies carried hereunder, providing liability coverage, will include Lessor as an additional named insured with respect to ownership of the Premises.

          B. Insurance policies required by this Lease shall:

               (i) Be issued by insurance companies licensed to do business in the State of Pennsylvania, with general policyholder's ratings of at least A and a financial rating of at least XI in the most current Best's Insurance Reports available on the date of issuance. If the Best's ratings are changed or discontinued, the parties shall agree to an equivalent method of rating insurance companies;

               (ii) Provide that the insurance not be cancelled or materially changed in scope or amount of coverage unless thirty (30) days advance notice is given to the Lessor;

               (iii) Be primary policies -- not contributing with, or in excess of the coverage that the Lessor may carry;

               (iv) Be permitted to be carried under a "blanket policy". However, a specific minimum limit must be listed which is applicable to the Premises and acceptable to the Lessor.

               (v) Be maintained during the entire term and any extension or renewal term of this Lease.

               (vi) No "deductible" shall exceed the sum of One Thousand Dollars ($1,000.00).

          C. By the Lease Commencement Date and prior to Lessee entering possession of the Premises, and upon each renewal of its insurance policies, Lessee shall provide certificates of insurance to Lessor by notice hereunder. The certificates shall specify amounts, types of coverage, the waiver of subrogation, specified in Article 16 hereof, and the insurance criteria listed in this paragraph 7. The policies shall be renewed or replaced and maintained by Lessee. If Lessee fails to give any required certificate within the time provided herein, Lessor may obtain and pay for that insurance and receive reimbursement from Lessee as Additional Rent, any other provision of this Lease notwithstanding.

     8. Destruction of Premises.

          A. Total Destruction of Building. In the event the Building is totally destroyed or so damaged by fire or other casualty covered by a policy or policies of insurance maintained by Lessor that the same cannot be repaired and restored within ninety (90) days from the happening of such injury, this Lease shall absolutely cease and determine and the Minimum Annual Rent and Additional Rent shall abate for the balance of the term. Nothing contained herein shall be construed to affect Lessor's right to collect the proceeds of rental value insurance on the Building.

          B. Partial Destruction of Building. If the damage be only partial and such that the Building can be restored to approximately its former condition within ninety (90) days from the date of the casualty loss, Lessor shall restore the same within ninety (90) days from the date of the casualty loss, reserving the right to enter upon the Premises for that purpose. In such event, the rent shall be apportioned and suspended during the term Lessor is in possession, taking into account the portion of the demised Premises rendered untenantable and the duration of the Lessor's possession. Nothing contained herein shall affect or limit Lessor's right to collect the proceeds of any rental value insurance on the Premises. If a dispute arises as to the amount of rent due under this clause, Lessee agrees to pay the full amount claimed by Lessor, but Lessee shall have the right to proceed by law to recover the excess payment, if any.

          C. Lessor shall make all such election to repair the Premises or terminate this Lease by giving notice thereof to Lessee within thirty (30) days from the day Lessor received notice that the demised Premises had been damaged by fire or other casualty.

          D. Lessor shall not be liable for any damage, compensation or claim by reason of the necessity of repairing any portion of the Premises, the interruption of the use of the Premises, any inconvenience or annoyance arising as a result of such repairs or interruption or the termination of this Lease by reason of damage or destruction of the Premises or any part thereof.

     9. Condemnation.

          A. Total Condemnation. In the event the entire Premises is taken or condemned by any public or quasi-public authority exercising the right of eminent domain, this Lease shall terminate as of the date the condemning authority takes possession of the

Premises, with the same force and effect as though such date were the date fixed herein for expiration of the term. The entire amount of any award for such taking shall belong to the Lessor, except for moving, business interruption expenses, and damages to Lessee's personal property, if any, awarded directly to Lessee and Lessee hereby waives any other right it may have to any portion of such award.

          B. Partial Condemnation. In the event that a portion of the Premises, but not the entire Premises is taken or condemned for a public or quasi-public use, the Minimum Annual Rent herein shall abate equitably in proportion to the area of the building on the Premises condemned as of the date on which the condemning authority shall take possession of the condemned property. Provided, however, that if the condemnation was so extensive that the Premises is not suitable for Lessee's use as set forth herein, the taking shall be considered a total taking and subparagraph A above will apply. The entire amount of any award for such taking shall belong to Lessor except for moving, business interruption expenses and damages to Lessee's personal property, if any, awarded directly to Lessee and Lessee hereby waives any other right it may have to any portion of such award. If the parties are unable to agree as to whether any taking is so substantial as to constitute a total taking for the purposes of this Lease, or as to the amount of abatement of rent after a partial taking, the matter shall be submitted to arbitration in Philadelphia, Pennsylvania, in accordance with the rules of the American Arbitration Association then in force and the decision of the arbitrators shall be final and binding on both parties.

          C. If the condemning authority should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect without any abatement of rent and the amounts payable by the condemning authority with respect to any period of time prior to the expiration or sooner termination of this Lease (not exceeding the Minimum Annual Rent and Additional Rent paid by Lessee to Lessor during said period of time) shall be paid by Lessor to Lessee out of the amount of any condemnation award received by Lessor.

     10. Use and Compliance with Regulations.

          A. Lessee hereby covenants and agrees that it will at no time use the Premises for any other use or purpose than lawful purposes. Lessee further agrees that it will at no time use the Premises in any manner which may be deemed a violation of any municipal (including but not limited to township authorities, regulatory agencies and water and sewer authorities), state or federal law, rules, regulations or requirements. Lessee shall comply at its sole cost and expense with any and all municipal, state and federal rules, regulations, requirements or laws covering

Lessee's occupancy and/or additional installations, which may be required. Lessor represents and warrants that the applicable zoning ordinances permit Lessee's intended use of the Premises as specified in Paragraph 1(C) hereof. The applicable use and occupancy regulations of Montgomery Township, Montgomery County, Pennsylvania, require a tenant to be in possession of its space and set up for operation before making application for a certificate of occupancy ("CO") and the necessary township inspection. Accordingly, Lessee shall take possession of the Premises, set up its operation and promptly thereafter, make application to Code Enforcement Officer of Montgomery Township for a CO for the Premises and obtain any required CO. Lessee shall provide Lessor with a true and correct copy of its CO promptly after issuance, by notice hereunder. In the event issuance of a CO is withheld by reason of any condition of the Premises not related to Lessee's specific use and occupancy, Lessor, at its sole cost and expense, shall promptly use its best efforts to rectify this condition and otherwise will cooperate with Lessee and render reasonable assistance to Lessee for issuance of the CO. Lessee hereby agrees to protect, indemnify and save Lessor harmless from and against any and all loss, damage, expense, cause of action, suits, demands, judgments and claims of any nature whatsoever arising as a result of Lessee's breach of the covenants contained in this paragraph, in addition to any other indemnification provisions set forth in this Lease. Lessee shall deposit no process wastes into the sanitary sewer system serving the Premises and agrees that only sanitary waste shall be inserted into the sanitary sewer system. Seven
(7) EDU(s) of sanitary sewer capacity have been allocated to the Premises and Lessee shall not exceed said allocation.

          B. As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive or corrosive and which is regulated by any local government, the State of Pennsylvania or the United States Government. Hazardous Substance includes any and all materials or substances which are defined as 'hazardous waste', 'extremely hazardous waste' or 'hazardous substance' pursuant to state, federal or local governmental laws or regulations. "Hazardous Substance" includes, but is not restricted to asbestos, polychlorinated byphenals (PCBs) and petroleum. Lessee shall not cause or permit any Hazardous Substance to be used, stored, generated or disposed of on or in the Premises by Lessee, Lessee's agents, employees, contractors or invitees, except in accordance with applicable laws and regulations. If Hazardous Substances are used, stored, generated or disposed of on or in the Premises in violation of applicable laws and regulations, or if the Premises become contaminated in any manner for which Lessee is legally liable, Lessee shall indemnify, defend and hold harmless the Lessor from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including without limitation, a decrease in value of the Premises or the Building or the Lot, damages because of adverse impact on marketing of the Premises and any and all sums paid for settlement of claims, attorneys', consultant and expert fees) arising during or after the term hereof and arising as a result of such contamination by Lessee. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the Lot or any clean-up, removal or restoration mandated by a federal, state or local agency or political subdivision. In addition, if Lessee causes or permits the presence of any Hazardous Substance on the Premises and this results in contamination, Lessee shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing before the presence of any such Hazardous Substance on the Premises, provided, however, that Lessee shall first obtain Lessor's approval for any such remedial action. Within ten (10) days after receipt, Lessor and Lessee shall advise the other party in writing and provide the other party with copies of (as applicable), any notices alleging violation of any law or regulation relating to any Hazardous Substance upon any portion of the Premises, the Building or the Lot; any claims made or threatened in writing regarding non-compliance with any law or regulation involving the presence of any Hazardous Substance on any portion of the Premises, the Building or the Lot; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with any law or regulation involving any Hazardous Substance upon any portion of the Premises, the Building or the Lot. Hazardous Substances which Lessee currently uses in its business, in accordance with OSHA's Hazardous Communication Policy, are listed in Exhibit "C" attached hereto and made part hereof.

          C. Within ten (10) days after receipt, Lessor and Lessee shall advise the other party in writing and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the Premises, the Building or the Lot; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Premises, the Building or the Lot; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Premises, the Building or the Lot.

     11.  Indemnification.

          A. The Lessee shall keep, save and hold harmless the Lessor from any and all damages and liability for anything and everything whatsoever arising from or out of the occupancy of the Premises and abutting common areas by or under the Lessee, the Lessee's agents, servants, or business visitors, and from any loss or damage arising from any fault or negligence by the Lessee or any failure on the Lessee's part to comply with any of the covenants, terms and conditions contained in this Lease.

          B. Notwithstanding anything set forth herein to the contrary, in the event Lessor is held liable to an employee of Lessee on account of work-related injuries sustained by such employee on the Premises, Lessee shall be liable to Lessor for damages, contribution and indemnity in any action at law or otherwise. This subparagraph 11(B) shall constitute "a written contract" between Lessor and Lessee pursuant to Section 303(b) of the Workmen's Compensation Act, 77 P.S.
Section 481(b).

     12. Mechanic's Liens.

          Lessee shall not permit any mechanic's, materialmen's or similar liens to remain upon the Premises for labor or material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction of, or with the consent of Lessee, whether such work was performed or materials furnished before or after the commencement of the term of this Lease. Lessee may, however, contest the validity of any such lien or claim, provided Lessee shall give Lessor such reasonable security to insure payment and to prevent any sale, foreclosure or forfeiture of the Premises by reason of such non-payment as Lessor may require. Upon final determination of the validity of any such lien or claim, Lessee shall immediately pay any judgment or decree rendered against Lessee or Lessor with all proper costs and charges and shall cause such lien to be released of record without cost to Lessor.

     13. Subordination.

          A. This Lease shall be subordinate in all respects to the lien of any mortgage now or hereafter encumbering the Premises or any part thereof, with the same force and effect as if such mortgage had been executed, acknowledged, delivered and recorded prior to the execution of this Lease. The subordination contained in this Article is and shall be effective without the necessity of any further act or writing by either party hereto, but Lessee agrees that it will, immediately upon Lessor's request, deliver such additional documents as any mortgagee may require to confirm such subordination. Lessee, at the request of any mortgagee or any one acquiring title to Lessor's estate or the Premises by foreclosure, deed in lieu of foreclosure or otherwise, shall attorn to the then owner and recognize such owner as Lessor for the balance of the term of this Lease, subject to all of the terms and provisions hereof. Such mortgagee or purchaser at said foreclosure sale shall not be:

          (1) Liable for any act or omission of Lessor;

          (2) Subject to any offsets or defenses which Lessee may have against the Lessor;

          (3) Bound by any rent or Minimum Annual Rent which the Lessee may have paid to the Lessor for more than the current month; or

          (4) Bound by any amendment or modification of the Lease made, without its consent.

          B. At Lessee's request, by notice hereunder, Lessor shall use its best efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement from Lessor's mortgagee. Any fee charged for this agreement by the mortgagee shall be paid by Lessee as Additional Rent.

     14. Estoppel Certificate.

          Lessee agrees to execute and deliver to any mortgagee or purchaser of the Premises immediately upon request, an "Estoppel Certificate" stating the amount of rent due from Lessee hereunder, that this Lease remains in full force and effect without modification, any reasonable representations requested by said mortgagee or purchaser, and that Lessee has no setoffs against rent; or if this Lease has been modified, or if Lessee has any setoffs against rent, the exact nature of the modification and the precise amount of the setoffs.

     15. Assignment and Subletting.

          Lessee may assign this Lease in whole or in part and sublet all or a portion of the herein demised Premises provided the business of the assignee or sublessee shall be no more hazardous than that of Lessee's present business and shall comply with the zoning and all other governmental regulations and regulations of insurance underwriters, and provided further that Lessee shall obtain prior written approval from Lessor which shall not be unreasonably withheld; saving and excepting, that Lessor may specifically withhold consent if the proposed assignee's or sublessee's projected use of the Premises involves the use, storage, generation or disposal of Hazardous Substances, as defined in subparagraph 10(B) of this Lease. However, Lessee shall not be relieved of any liability or responsibility under the terms of this Lease by reason of such assignment or subletting.

     16. Waiver of Subrogation.

          Lessor and Lessee hereby agree that all insurance policies which each of them shall carry to insure the Premises and the contents therein against casualty loss shall contain waivers of the right of subrogation against Lessor and Lessee herein, their heirs, administrators, successors and assigns.

     17. Security Deposit.

          A. Lessee shall have deposited with Lessor upon execution hereof, the sum of Seventeen Thousand Seven Hundred Ten Dollars ($17,710.00) as security for Lessee's faithful performance of Lessee's obligations hereunder. Additionally, from time to time, as necessary, Lessee shall deposit with Lessor amounts as determined by Lessor under paragraph 24(D), infra., to secure the removal of Alterations and Improvements (as hereinafter defined) upon termination of the Lease. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said security deposit for the payment of any rent or other charge in default or for the payment of other sums to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand thereof, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as had not theretofore been applied by Lessor, shall be returned to Lessee without interest (or at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is granted herein between Lessor and Lessee with respect to said security deposit.

          B. In lieu of a cash security deposit, Lessee may, at its election, deposit with Lessor an irrevocable letter of credit, in non-documentary form, of a bank or trust company acceptable to Lessor, in its sole discretion.

               (i) The letter of credit shall be in the amount of the security deposit and shall state that it is payable unconditionally to the Lessor or order on demand upon presentation of a sight draft under the letter of credit before the expiration date set forth in the letter of credit.

               (ii) Without affecting the non-documentary status of the letter of credit and without involving the issuer of the letter of credit in any matters affecting this Lease, Lessor shall not present a draft under the letter of credit for payment unless (y) there is a default by Lessee (whereupon the funds paid on the letter of credit shall be applied by Lessor, as provided in subparagraph 17(A) in respect to cash security); or (z) the letter expires before the time set forth in the Lease for the return of the security deposit and at least thirty (30) days before the expiration of the letter of credit, a renewal letter of credit shall not have been delivered to Lessor. If Lessee employs a letter of credit, it must keep renewing that letter of credit until the time specified for the return of the security deposit unless a good check is substituted therefor, without any need on the part of Lessor to give Lessee any notice that it is in default of supplying that renewal, any provision of this Lease as to notice of default to Lessee to the contrary, notwithstanding.

               (iii) The employment of the letter of credit is an accommodation to Lessee and the object of subparagraph 17(B)(i) and (ii) is not to diminish Lessor's rights to deal with the security deposit as would prevail if it were a cash deposit.

               (iv) Without limiting the foregoing suparagraphs 17(B)(i), (ii) and (iii), the issuer of the letter of credit has no interest in, or concern with, this Lease or the performance under it by either party. The issuer's sole obligation is to honor a sight draft timely drawn and presented.

     18. Inspection - Access.

          Lessor may, at all reasonable times, by itself or its duly authorized agents, go upon and inspect the Premises and every part thereof and/or at its option to make repairs, alterations and additions to the Premises or the building of which the Premises is a part. Provided, however, that Lessor agrees that it will not enter upon the Premises for repairs except during business hours, without the consent of Lessee, unless said repairs are of an emergency nature. Provided further that such repairs, alterations and additions to the Premises should not be undertaken so as to interfere with the business operations of Lessee, and that Lessor's designees coming upon the Premises shall preserve the trade secrets and confidential matters of Lessee's business operations as confidential.

     19. Right of Assignee.

          All rights granted to Lessor hereunder may be exercised by any assignee of Lessor's right, title and interest in this Lease in his, her or their name, any statute, rule of court, custom or practice to the contrary notwithstanding. In addition, upon such assignment, Lessor may pay over any security deposit hereunder to said assignee and upon said payment, all obligations of Lessor to Lessee pertaining to said security deposit shall terminate. In addition, upon assignment of Lessor's interest herein to an assignee, any obligations of Lessor hereunder arising on or after such assignment, shall cease and terminate and said Assignee shall be responsible therefor to Lessee. Notwithstanding, Lessor shall remain responsible to Lessee for any obligations hereunder arising to prior to such assignment.

     20. Intentionally deleted by the parties.

     21. Signs.

          Lessee may erect reasonable signs which will not damage or injure in any way the roof or structural portions of the Premises, or any buildings on the Premises and will not detract from the appearance of the Premises and surrounding environments, having first obtained Lessor's permission, said permission to not be unreasonably withheld. Lessee shall conform, at its sole cost and expense, with all governmental rules and regulations, with respect to Lessee's sign, and will save Lessor harmless from any mechanic's lien claim or claims for personal injury or property damage arising from the erection, provision, installation or maintenance and removal of said sign. At the termination of this Lease, Lessee shall remove all signs and shall restore the Premises to its original good condition, at Lessee's sole cost and expense.

     22. Quiet Enjoyment.

          Notwithstanding anything herein contained to the contrary, Lessee's possession and quiet enjoyment of the Premises will not be interfered with by Lessor or any person claiming by, through or under Lessor or by any predecessor of Lessor so long as Lessee complies with the terms of this Lease and is not in default hereunder.

     23. Events of Default - Remedies.

          A. The following events or any one or more of them shall be events of default under this Lease:

               (i) Lessee shall fail to pay any Minimum Annual Rent, Additional Rent or other sums payable hereunder when the same are due and payable; or

               (ii) Lessee shall fail to perform or comply with any of the other terms, covenants, agreements or conditions hereof; or

               (iii) Lessee shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or any material part of its property; or

               (iv) If within sixty (60) days after commencement of any proceedings against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation or dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed or, if, within sixty (60) days after the appointment without the consent or acquiescence of Lessee of any trustee, receiver or liquidator of

Lessee or any material part of its properties, such appointment shall not have been vacated

               (v) Lessee shall vacate the Premises in violation of Article 28 hereof.

          B. In the event of any such event of default (regardless of the pendency of any proceeding which has or might have the effect of preventing Lessee from complying with the terms of this Lease) Lessor at any time thereafter may exercise any one or more of the following remedies:

               (i) Intentionally deleted by the parties.

               (ii) Termination of Lease. Lessor may terminate this Lease without any right by Lessee to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination, Lessee shall immediately surrender possession of the Premises to Lessor and Lessor shall immediately become entitled to receive from Lessee damages equal to the difference between the aggregate rentals reserved for the balance of the term and the fair rental value of the Premises for that period, determined as of the date of such termination; provided, however, that the amount of such damages shall be discounted at the rate of Five Percent (5%) per annum for the period from the date of payment by Lessee to Lessor to the date of expiration of the term of this Lease.

               (iii) Reletting. With or without terminating this Lease, as Lessor may elect, Lessor may re-enter and repossess the Premises or any part thereof, and lease them to any other person upon such terms as Lessor shall deem reasonable for a term within or beyond the term of this Lease; provided, however, that any such reletting prior to termination shall be for the account of Lessee, and Lessee shall remain liable for:

                    (1) All Minimum Annual Rent, Additional Rent and other sums which would be payable under this Lease by Lessee in the absence of such expiration, termination or repossession, less

                    (2) The net proceeds, if any, of any reletting effective for the account of Lessee after deducting from such proceeds without limitation, all repossession costs, broker's commissions, attorneys' fees and expenses, employees' expenses, reasonable alteration costs and expenses of preparation for such reletting.

                    If the Premises are at the time of default sublet or leased by Lessee to others, Lessor may, as Lessee's agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other obligations due hereunder without in any way affecting Lessee's obligations to Lessor hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

               (iv) Acceleration of Rent. Lessor may declare Minimum Annual
Rent and all items of Additional Rent for the entire balance of the then current term immediately due and payable, together with all other charges, payments, costs and expenses payable by Lessee as though such amounts were payable in advance on the date of the event of default occurred.

          C. No expiration or termination of this Lease term pursuant to subparagraph (B)(ii) above or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Premises or any part thereof or exclusion of Lessee from the Premises pursuant to subparagraph B above or otherwise shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such exclusion, expiration, termination or repossession and Lessor may, at its option, sue for and collect rent and other charges due hereunder at any time and from time to time as and when such charges accrue.

          D. Intentionally deleted by the parties.

          E. The parties hereby waive trial by jury in any action or proceeding hereunder.

          F. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated or Lessee is evicted or dispossessed by reason of violation by Lessee of any of the provisions of this Lease.

          G. In the event of breach or threatened breach by Lessee of any provision of this Lease, Lessor shall have the right of injunction as if other remedies were not provided for herein.

          H. No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

          I. If Lessee shall default in the performance of any covenant required to be performed by it under this Lease, Lessor may perform the same for the account and at the expense of Lessee, after first giving notice to Lessee of its intention to do so. If Lessor at any time is compelled to pay or elects to pay, any sum of money or to do any act which will require the payment of any sum of money by reason of the failure of Lessee to comply with any provisions hereof, or if Lessor is compelled to incur any expense, including reasonable counsel fees, in instituting, prosecuting or defending against any action or proceedings instituted by reason of any default of Lessee hereunder, the amount of such payments or expenses shall be paid by Lessee to Lessor as Additional Rent on the next day following such payment or the incurring of such expenses upon which a regular monthly rental is due, together with interest thereon at the rate set forth herein.

          J. No waiver by Lessor of any breach by Lessee of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Lessor to seek a remedy for any breach by Lessee be a waiver by Lessor of its rights and remedies with respect to such or any subsequent breach.

          K. Lessee expressly waives any right of defense which it may have based on any purported merger of any cause of action, and neither the commencement of any actions or proceeding nor the settlement thereof or the entering of judgment therein shall bar Lessor from bringing subsequent action or proceedings from time to time.

          L. Intentionally deleted by the parties.

          THE FOLLOWING PARAGRAPH 23(M) SETS FORTH A WARRANT OF AUTHORITY FOR ANY PROTHONOTARY OR ATTORNEY OF COURT OF RECORD TO CONFESS JUDGMENT AGAINST THE LESSEE. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE LESSEE, THE LESSEE, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR THE LESSEE AND WITH KNOWLEDGE OF THE LEGAL EFFECT THEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE LESSEE HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE. IT IS SPECIFICALLY ACKNOWLEDGED BY THE LESSEE THAT THE LESSOR HAS RELIED ON THIS WARRANT OF ATTORNEY IN EXECUTING THIS LEASE AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS HEREUNDER TO THE LESSEE.

          M. Upon the expiration of the then current term of this Lease or the earlier termination or surrender hereof as provided in this Lease, Lessee with understanding of the RELINQUISHMENT OF CERTAIN RIGHTS, to which Lessee would otherwise be entitled as a matter of law and due process, including the right to notice and judicial hearing, agrees that it shall be lawful for any attorney to appear as attorney for Lessee as well as for all persons claiming by, through or under Lessee and to sign an Agreement for entering in any competent court an amicable action in ejectment against Lessee and all persons claiming by, through or under Lessee and therein CONFESS JUDGMENT FOR THE RECOVERY BY LESSOR OF POSSESSION OF THE PREMISES, for which this Lease shall be its sufficient warrant, whereupon if Lessor so desires, a writ of possession or other appropriate writ under the Rules of Civil Procedure then in effect may issue forthwith, without any prior writ or proceedings; provided, however, if for any reason after such action shall have been commenced, the same shall be determined and the possession of the Premises remain in or be restored to Lessee, Lessor shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease under any of the terms of this Lease, to bring one or more further amicable action or actions as hereinbefore set forth to recover possession of the Premises and confess judgment for the recovery of possession of the Premises as hereinabove provided.

          N. In any amicable action for ejectment, Lessor shall first cause to be filed in such action an affidavit made by it or someone acting for it, setting forth the facts necessary to authorize the entry of judgment and if a true copy of this Lease (and such affidavit shall be sufficient evidence of the truth of the copy) be filed in such action, it shall not be necessary to file the original as warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding. Lessee hereby releases to Lessor and to any and all attorneys who may appear for Lessee all errors in said proceedings and all liability thereof.

          O. If proceedings shall be commenced by Lessor to recover possession under the Acts of Assembly and Rules of Civil Procedure, either at the end of the term or earlier termination of this Lease, or for nonpayment of rent or any other reason, Lessee specifically waives the right to the three (3) month notice and to the fifteen (15) or thirty (30) days notice required by the Landlord and Tenant Act of 1951, and agrees that five (5) days' notice shall be sufficient in either or any such case.

          P. Notwithstanding anything herein elsewhere contained to the contrary, Lessor agrees that Lessor will not exercise any right or remedy provided for in this Lease or allowed by law, because of any default of Lessee, unless Lessor shall first have given written notice thereof to Lessee, and Lessee, (i) within a period of ten (10) days thereafter shall have failed to pay the sum or sums due if the default consists of the failure to pay money, or (ii) if said default shall consist of anything other than the failure to pay the sum or sums due hereunder, Lessee shall have failed within the period of thirty (30) days after notice from Lessor to have cured said default, except that if such default cannot be cured within said thirty (30) days, Lessee shall only be in default if Lessee shall have failed to begin and actively and diligently in good faith proceed with the correction of the default until it shall be fully corrected not later than seventy-five (75) days after such notice; provided, further, however, that no such notice from Lessor shall be required nor shall Lessor be required to allow any part of the said notice periods if Lessee shall have removed from or shall be in the course of removing from the Premises, or Lessee shall have failed to provide the insurance required by this Lease or if a Petition in Bankruptcy or for reorganization shall have been filed by or against the Lessee resulting in an order for relief in bankruptcy, or for reorganization, or if a receiver or trustee is appointed for Lessee and such appointment and such receivership or trusteeship is not terminated within seventy-five (75) days, or if Lessee makes an assignment for the benefit of creditors, or if Lessee is levied upon and is about to be sold out upon the Premises by any sheriff, marshall or constable; provided, further, however, that Lessor shall not be required to give any notice of monetary default called for by this Article of the Lease more than two (2) times within any twelve (12) month period.

     24.  Alterations and Additions.

          A. The improvements set forth on Exhibit "A" attached hereto and made part hereof are not intended to be covered by this Article 24. Lessee may, at its own cost and expense, install additional improvements ("Alterations and Improvements") upon the demised Premises, provided that such Alterations and Improvements shall not adversely affect the roof and structural soundness of the Premises or the building of which the Premises is a part in the case of multi-tenant properties, or any Systems contained therein.

          B. All such Alterations and Improvements shall be in accordance with plans and specifications to be supplied by Lessee, which plans shall in all instances first be subject to Lessor's prior written approval, which shall not be unreasonably withheld. Lessee shall provide Lessor with evidence that each contractor performing Alterations and Improvements on the Premises has adequate workmen's compensation insurance and general liability insurance in the amount of at least Two Million Dollars ($2,000,000.00) for bodily injury or death to any person or persons and property damage, on an occurrence basis, together with a certificate from the insurer who shall be reasonably satisfactory to Lessor, to the effect that such insurance may not be cancelled or substantially modified without at least thirty (30) days' prior written notice to Lessor. Lessor hereby approves the alterations and improvements described in Exhibit "B" attached hereto and made part hereof.

          C. To the extent permitted by law, no Alterations or Improvements at the Premises shall be done except after filing a waiver of the right to file any lien therefor (commonly known as "mechanic's lien") in the local prothonotary's office or elsewhere as provided by law, so as to constitute an effective waiver by anyone having a right to file such a lien.

          D. As to Alterations and Improvements installed with the prior written consent of Lessor, Lessee may, or at Lessor's demand, shall remove all Alterations and Improvements prior to the end of the term of this Lease and Lessee shall at its own cost and expense, return the Premises to its condition as of the Lease Commencement Date, ordinary wear and tear and damage by insured casualty excepted. In the event, in violation of subparagraph B hereof, Lessee installs Alterations and Improvements upon the Premises without Lessor's prior written approval, Lessee shall remove all Alterations and Improvements prior to the end of this

Lease, at its own cost and expense, returning the Premises to its condition as of the Lease Commencement Date. In the event Lessee shall fail to remove the Alterations and Improvements and restore the Premises, as herein provided, Lessor shall have the right to go upon the Premises and do so, and Lessee agrees to pay the cost thereof as Additional Rent. Additionally, Lessor may decline to accept surrender of the Premises by Lessee so long as such Alterations and Improvements have not been removed and until removal of the same, Lessee shall be deemed to have held over under the provisions of paragraph 2(B), supra. With respect to those Alterations and Improvements which, with Lessor's consent, have remained upon the Premises at the end of the term of this Lease, Lessee agrees that title to the same shall vest in Lessor. Prior to commencing to install any Alterations or Improvements, Lessee shall deposit with Lessor an additional security deposit, to be held by Lessor in accordance with the provisions of paragraph 17, supra., in an amount reasonably established by Lessor to cover the cost of removal of said Alterations and Improvements upon termination of this Lease.

          E. If as a result of any Alterations and Improvements which may be made to the Premises by the Lessee, either pursuant to this clause or without authorization from the Lessor, any person and/or property shall be injured and/or damaged, the liability therefor shall be the sole responsibility of Lessee.

          F. In making any Alterations and Improvements, Lessee shall comply with any and all laws, statutes, ordinances, rules, regulations and requirements of the municipal and other duly constituted governmental authorities and insurance organizations.

     25. Extensions and Renewals.

          A. Extensions. It is hereby mutually agreed that in the event Lessee has not given the "Preliminary Renewal Notice" as defined in subparagraph 25(B), or has given the Preliminary Renewal Notice but has withdrawn the same, Lessee may terminate this Lease at the end of this term and any renewal term or extension term, by giving to Lessor written notice at least one hundred eighty
(180) days prior thereto, and Lessor may terminate this Lease at the end of this term and any renewal or extension thereof by giving to Lessee written notice at least one hundred fifty (150) days prior thereto; but in default of such notice from either party, this Lease shall continue for an extension term of one (1) year, commencing the day after the expiration of the current term, upon the terms and conditions in force immediately prior to the expiration of the then-current term, extension term or renewal term (except for the Minimum Annual Rent, which shall be as computed in subparagraph 25(C)(iii)), and so on from year to year, unless terminated by the giving of notice within the times and in the manner aforesaid. In the event that Lessee or Lessor shall have given notice, as stipulated in this Lease, to vacate the Premises at the end of the present term or any renewal or extension thereof and Lessee shall fail or refuse to vacate same at the date designated by said notice, then it is expressly agreed that Lessor shall have the option either:

               (i) to disregard the notice so given as having no effect, in which case all of the terms and conditions of this Lease as in effect at the end of the current term, extension term or renewal term shall continue thereafter with full force precisely as if such notice had not been given; or

               (ii) Lessor may, at any time, within thirty (30) days after the present term or any renewal or extension thereof, as aforesaid, give the said Lessee ten (10) days' written notice of its intention to terminate the said Lease; whereupon Lessee expressly agrees to vacate the Premises at the expiration of the said period of ten (10) days specified in the aforesaid notice. In the event Lessee has not vacated the Premises in accordance with said notice, Lessee shall be treated as holding over in accordance with the terms of paragraph 2(B) hereof.

          All powers granted to Lessor by this Lease shall be exercised and all obligations imposed upon Lessee by this Lease shall be performed by Lessee as well during any extension or renewal of the original term of this Lease as during the original term hereof.

          Notwithstanding anything set forth in subparagraph 25(A) to the contrary, if the term of this Lease is not previously terminated, the term of this Lease shall end absolutely, without further notice, at 11:59 p.m. on the day previous to the 29th anniversary of the Lease Commencement Date.

     B. Option to Renew.

          Provided Lessee is not then in default under any of the terms, covenants and conditions of this Lease, and Lessee is not in default under the terms of this Lease at the end of the original term, Lessee shall have the right and privilege, at its election, to renew the term of this Lease for an additional period of five (5) years commencing upon the day after the expiration of the term hereof and terminating five (5) years thereafter without further notice. Such five year period is hereinafter referred to as a "Renewal Term".

          In order to exercise said option, Lessee must give Lessor written notice of its election to renew ("Preliminary Renewal Notice") at least two hundred ten (210) days prior to the expiration of the term hereof. Said renewal shall be on the same terms and conditions as herein provided for the original term except that the Minimum Annual Rent shall be calculated as set forth in the following paragraph. In the event Lessee does not exercise its option to renew within the time set forth, the provisions of subparagraph 25(A) shall apply.

     C. Computation of Minimum Annual Rent in the event of Renewal.

          In the event of exercise of the option to renew this Lease by Lessee in accordance with the terms of subparagraph A, commencing with the rental payment due on the first day of the Renewal Term, the Minimum Annual Rent shall be the greater of the Minimum Annual Rent set forth in this Lease for the last Lease Year of the original term or the fair market rental. The fair market rental shall be determined as follows:

          (i) Within fifteen (15) days from receipt of the Preliminary Renewal Notice, Lessor shall advise Lessee of the fair market rental of the Premises as of the commencement of the Renewal Term, by notice hereunder, including examples of rentals for comparable space in the Warminster area of Bucks County and the Montgomeryville area of Montgomery County. In the event Lessee is dissatisfied with the fair market rental as specified by Lessor, it may withdraw the Preliminary Renewal Notice, by notice to Lessor, given at least one hundred eighty-one (181) days prior to the end of the term.

          (ii) The new Minimum Annual Rent, effective on or after the first day of the Renewal Term and for the balance of said Renewal Term, shall be the greater of the fair market rental set forth in Lessor's notice or the Minimum Annual Rent as set forth in this Lease for the last year of the original term, whichever is applicable, but not more than Two Hundred Forty-Five Thousand Seven Hundred Dollars ($245,700.00) per year. This Minimum Annual Rent shall be payable in equal monthly installments commencing on the first day of the Renewal Term and on the first day of each month thereafter during the said Renewal Term.

          (iii) For extensions of this Lease under subparagraph 25(A), the Minimum Annual Rent during a one-year extension term shall be the greater of the Minimum Annual Rent for the previous Lease Year or the fair market rental for the Premises as of the commencement of the extension term, but not more than Two Hundred Forty-Five Thousand Seven Hundred Dollars ($245,700.00) per year, payable in monthly installments on the first day of each month during the extension term.

     26.  Place of Payment of Rent and Notices.

          All rent shall be payable without notice or demand and all notices shall be given to Lessor by registered or certified mail, return-receipt requested, at the following address or at such address as Lessor may designate by notice to Lessee:

          Nappen & Associates t/a 309 Development Company
          P.O. Box 26752
          Elkins Park, PA 19027

          All notices required to be given by Lessor to Lessee shall be sufficiently given if sent by registered or certified mail, return-receipt requested, to the Premises or to such other place as Lessee may designate by notice to Lessor.

          All notices or consents required by this Agreement shall be in writing.

     27. Condition of Premises at Termination.

          At the expiration of the term hereof, Lessee shall surrender the Premises to Lessor in good order and condition, broom clean, all Alterations and Improvements designated for removal under the provisions of paragraph 24, supra., having been removed, reasonable wear and tear and damage by insured casualty alone excepted. Provided Lessee is not in default hereunder, all furniture and trade fixtures installed at the expense of Lessee shall remain the property of Lessee. Provided Lessee is not in default hereunder, Lessee shall have the right to remove fixtures and/or equipment installed by Lessee in the herein demised Premises during the term of this Lease and any renewal or extension term. Lessee agrees to repair at its cost and expense any damage done to the Premises by reason of the removal of such fixtures and/or equipment.

     28. Vacation.

          Lessee shall not vacate or desert the Premises during the term of this Lease or permit the same to be empty and unoccupied without taking adequate measures to secure the demised Premises, reasonably satisfactory to Lessor.

     29. Net Lease.

          The parties intend this to be a "fully net" Lease pursuant to which the rent payable hereunder shall be an absolutely net return to Lessor for the term of this Lease, undiminished by the taxes, or any of them or any part thereof or any other carrying charges, maintenance charges (except for roof and structural maintenance) or any other charges of any kind or nature whatsoever except any mortgage now or hereafter placed upon the Premises and Lessor shall not be required to perform any services or furnish any utilities of any kind or nature whatsoever. Lessor may discontinue at any time, any and all facilities furnished and services rendered by Lessor not expressly covenanted for herein or required to be furnished or rendered by law; it being understood that they constitute no part of the consideration for this Lease.

     30. Miscellaneous.

          A. Parties Bound. Subject to the provisions of this Lease regarding consent by Lessor, this Lease shall be binding upon the parties hereto and shall be binding upon and inure to the benefit of and be enforceable by their respective successors and assigns.

          B. Waiver of Custom. Lessor shall have the right at all times, any law, usage or custom notwithstanding, to enforce strictly the provisions of this Lease, and the failure of Lessor at any time or times, strictly to enforce any provision hereof, shall not be construed as having created a custom or waiver in any way contrary to the specific provisions of this Lease or as having in any way or manner modified this Lease.

          C. Number and Gender. For the purposes of this Lease, the singular shall include the plural and the plural shall include the singular and the masculine shall include the feminine and the neuter, as the context may require. The word "Lessor" as used herein shall mean the owner from time to time of the fee or equitable title to the Premises and upon transfer of the fee or equitable title, the person named herein as Lessor shall have no further liability or obligation hereunder.

          D. Captions. The captions contained herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

          E. Amendments. This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          F. Partial Invalidity. If any clause or provision of this Lease or the application thereof to any person or in any circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such clause or provision to persons or in circumstances other than those as to which it is valid or unenforceable, shall not be affected thereby, and each clause and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          G. Governing Law. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania.

          H. "For Sale" Sign. Lessor shall have the right to display a "For Sale" sign at any time, and also, after notice from either party of intention to determine this Lease, or any time within three (3) months prior to the expiration of this Lease, a "For Rent" sign, or both "For Rent" and "For Sale" signs; and all said signs shall be placed upon such part of the Premises as Lessor may elect and may contain such matter as Lessor shall require. Prospective purchasers or tenants, authorized by Lessor may inspect the Premises at reasonable hours at any time on reasonable advanced notice to Lessee so as to minimize the effect of same on Lessee's use and enjoyment of the Premises.

          I. Entire Agreement. This Lease constitutes the entire agreement between the parties hereto. Except as set forth herein, there are no promises, representations or understandings between the parties of any kind or nature whatsoever.

          J. Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

          K. Time of the Essence. All times set forth herein shall be of the essence of this agreement.

          L. Broker. Neither the Lessee nor the Lessor has taken any action or knows of any circumstances which would make any party hereto liable for any brokerage or finder's fees, except Lessor's obligation to Binswanger Corporation, as set forth in a separate agreement between Lessor and Binswanger Corporation. Each party agrees to indemnify the other, if contrary to the representation or warranty herein set forth, any such party should become liable for the payment of any such fee.

     31. Bankruptcy or Insolvency.

          Intentionally deleted by the parties since the subject will be covered by existing laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound, as of the day and year last below written.

                                         NAPPEN & ASSOCIATES, a
                                         Pennsylvania limited partnership
                                         t/a 309 DEVELOPMENT COMPANY
Dated: 5/29/96

                                         By: /s/ Robert W. Nappen
                                             --------------------------------
                                             Robert W. Nappen, General Partner

                                         SURGICAL LASER TECHNOLOGIES, INC.,
                                         a Delaware corporation


                                         By: /s/ Terry A. Fuller
                                             --------------------------------
Dated: 5/29/96
                                         Its:          COO & EVP
                                             --------------------------------

                                         TIN NO.
                                                -----------------------------

                                    EXHIBIT A

In accordance with Paragraphs 1B and 24A, Lessor shall make the following alterations and improvements to the Premises. These alterations and improvements need not be removed at the end of the lease. The attached plan, dated May 23, 1996 and entitled "SLT- REV," attached hereto as Schedule 1 (the "Plan") comprises Lessor alterations and improvements and illustrates the locations of the work:

     1. Changes to the layout of the Premises as set forth in the Plan, including without limitation:

          a. hooking up a sink in the clean room and a floor sink by the loading dock;

          b. installing certain new partition walls and opening up certain existing partition walls; and

          c. installing certain lighting fixtures to light levels as indicated. All light levels not indicated shall be suitable for general office lighting.

     2. Making the following improvements to the Premises generally:

          a. Overhead lighting filter panels, where aged or damaged, shall be replaced with new, matching panels.

          b. All block wall areas abutting dropped ceiling areas shall be filled and finished, so as to correct for particulates caused by seepage.

          c. Air ducts and exhaust registers shall be made to be reasonably clean.

     3. The following finishes shall be made for areas other than the clean room:

          a. Existing ceiling tiles where aged or damaged shall be replaced with new, matching tiles.

          b. All walls shall be patched, sealed and painted with semi-gloss, washable paint, color #953 I/A, Benjamin Moore Paints.

          c. All areas marked on the Plan as tiled (e.g. cafeteria, mfg. area, copy room) shall be tiled with Armstrong Imperial textured vinyl composition (#51839, fortress white 12x12 1/8" gauge with Roppe 1/8" vinyl cove base #578 pewter).

          d. All areas marked on the plan as carpeted (e.g. office areas, R&D area) shall be carpeted with Stratton Ambition Tufted textured loop pile carpet (#80530 Ashen grey) with Roppe 1/8" vinyl cove base #578 pewter.

     4. Specifically for the clean room, the finishes shall be:

          a. The ceiling in the clean room shall be weighted vinyl-covered panels.

          b. The walls in the clean room shall be patched and painted with high-gloss washable paint, color #953 I/A, Benjamin Moore Paints.

          c. The floor in the clean room shall be tiled with welded Armstrong Medintech tandem sheet flooring (#91416 Almond gauge 0.080") and have Roppe 1/8" vinyl cove base (#578 pewter.

     5. The HVAC system to the clean room shall exceed class 100,000 and be designed in consultation with Lessee. The HVAC system in general shall be in first class condition.

Exhibit A to the Lease Agreement dated May 29, 1996 between Nappen Associates and Registrant includes a floor plan of the leased space in Montgomeryville. The floor plan is entitled "Lot no. 14 - 42,000 Sq. Ft. Building, Bethlehem Pike Industrial Center, Montgomeryville, Pa. 5-23-96 SLT Rev." Depicted on the floor plan are, among other things, areas for executive offices, R&D, manufacturing, machine shop, clean room, warehouse, quality assurance room.


                                    EXHIBIT B

In accordance with Paragraph 24B, Lessee is permitted to make the following alterations and improvements to the Premises. Such alterations and improvements shall be removed, at Lessor's option, at the termination of the lease. The Plan illustrates the locations of the work.

     1. Lessee shall be responsible for electrical drops in the clean room, manufacturing area, compressor room, the machine shop, the optics lab, etc. The drops shall be multiple 110 volt 20 amp, and 208 volt 3 phase, and 208 volt 1 phase.

     2. Lessee shall be responsible for installing a compressor(s) and compressed air line to the manufacturing area.

     3. Lessee shall be responsible for installing its office cubicles and file cabinets.

     4. Lessee shall be permitted to install racking in the warehouse area.

     5. Lessee shall have vented ducts, one in the clean room (to be installed by Lessor's HVAC contractor), and several in the machine shop and manufacturing area.

     6. Lessee shall be permitted to retain in place the following improvements made by Moore Products: (a) air line drops to the compressor room; and (b) 2 ducts leading to and venting from the rear wall. Lessee shall be responsible for removing these improvements at the end of the Lease unless the Lessor permits otherwise or unless the succeeding lessee to the Premises shall have need for the improvements.

                                    EXHIBIT C

With reference to Paragraph 10B, Lessee currently uses the following substances in its business operations.

            .  Accelerator 711
            .  Acetone
            .  Acetone Soluble Adhesive
            .  Acrylamide
            .  Aliphatic Amine Blend
            .  Amyl Acetate
            .  Bath Guard-Disinfectant Bathroom Cleaner
            .  Black Ink #7
            .  Blue Skies - Disinfectant Cleaner
            .  Bowl Cleaner
            .  Bright-Washroom Cleaner
            .  Braze 505
            .  Butane (Liquified)
            .  Cargille Optical Gel (Code 0608)
            .  Catalyst (Dow 4)
            .  Catalyst (Dow 176)
            .  Ceramabond 571 Powder
            .  Cerama-Bond 618
            .  Cerama-Dip 538 & Thinner
            .  Charge-Bowl Cleaner Detergent Thickened
            .  Creamy Lemon Wax Furniture Polish (SSS)
            .  Cyclohexane
            .  Cyclohexanone
            . Deodorizer/Disinfectant Spray & Cleaner (SSS) . Disinfectant Detergent (SSS)
            .  Double Steal
            .  Easy Strip (SSS)
            .  Code 210803
            .  Epo-Tek 353 ND Part A
            .  Epo-Tek 353 ND Part B
            .  Epoxy Resin
            .  Ethylene Glycol
            .  Fast Cure Additive (Dow 2-731)

            .  Fastbond 30-NF Green Contact Adhesive
            .  Fibermet Polishing Extender
            .  Floor Cleaner
            .  Floor Netralizer/Conditioner
            .  Fluoroglide CP Spray
            .  Flux (Liquid, Amber)
            .  Freon TF Cleansing Agent
            .  Freon 12 Techduster
            .  Formaldehyde
            .  Gentle Wash (SSS)
            .  Glass Cleaner (SSS)
            .  Glass Code 7070
            .  Graphi-Coat 623 Powder
            .  Hastilite Polishing Compound
            .  Heavy Duty Cleaner
            .  Heptane
            .  Hot Springs-Cleaner
            .  Hydrochloric Acid (37%)
            .  Invisible Shield
            .  Isocut Fluid
            .  Isopropyl Alcohol
            .  Isopropyl Myristate
            .  Lemon Twist-Liquid Concentrated Deodorant
            .  Liquid Defoamer (SSS)
            .  Locquic {R} Primer Grade N
            .  Locquic Gen Pur Primer T
            .  Loctite 411
            .  Loctite Black Max
            .  Loctite Prism
            .  Loctite Tak Pak
            .  Look-Glass Cleaner Concentrate
            .  Magic Glass Cleaning & Anti Fogging Fluid
            .  Manganese Dioxide
            .  Manganese Oxide
            .  MDX-4159 Fluid (Dow)
            .  Medical Adhesive Type A
            .  Medical Fluid (Dow 360)

            .  Medical Device Gap Filling
            .  Mercury
            .  Methanol
            .  Methylene Chloride
            .  Methy Ethyl Ketone
            .  Micromet Cerium Oxide Suspension (40-6355)
            .  Multi-Purpose Cleaner
            .  Neutral Floor Cleaner
            .  Nickel Oxide
            .  Paper Coating (Dow Sly-Off 294)
            .  Pearly-Clinging Heavy Duty Washroom Cleaner
            .  Plastic Wood Cellulose Fiber Filler - Natural
            .  Release Additive (Dow C4-2109)
            .  Removable Thread Locker 242 (Dow)
            .  Royalite ABS/PVC Alloy
            .  Silane (Dow Z-6020)
            .  Silastic {R} Medical Adhesive Type A
            .  Silicone Black Ink (Gem Type S)
            .  Silicone Red Ink (Gem Type S)
            .  Silicone Rubber CA (J-RTV)
            .  Silicone Rubber (RTV) 3112
            .  Silicone Rubber Base JRTV
            .  Silicone Rubber Sealant RTV 108
            .  Small Screw Threadlocker 222
            .  Soda-Lime Glass
            .  Solder
            .  Speedball - Power Cleaner
            .  Stainless Steel Brightener
            .  Superbond 412
            .  Superbond 417
            .  Tile and Grout Cleaner
            .  Trichloroethane (1,1,1)
            .  Trichloroethane (1,1,2)
            .  Ultra Jet
            .  Urinal Block
            .  Yttrium Oxide Patinal
            .  Vydax (Du-Pont)
            .  Walton-March Inc. (letter)